                                                                    Exhibit 10.5

                                                                October 31, 2000

                                 LEASE AGREEMENT

                       TVCM, Inc./Goldberg Brothers Trust

                 40 Eastern Avenue, Malden, Massachusetts 02148

      This Lease, made this 31 day of October, 2000 by and between the Trustees of the Goldberg Brothers Trust, a Massachusetts Nominee Trust created pursuant to a Declaration of Trust dated June 9, 1982, whose current business address is 10 Rantoul Street, Beverly Massachusetts, 01915, ("Landlord") and TVCM, Inc., a Delaware Corporation, whose current business address is 40 Eastern Avenue, Malden, Massachusetts, 02148-9104, ("Tenant") shall bind and inure to the benefit of their respective representatives, successors and assigns.

      Tenant hereby attests, warrants and affirms that Bruce A. Cerullo as President thereof has the authority to execute this Lease on behalf of Tenant and bind Tenant to the terms hereof.

      Landlord hereby attest, warrant and affirm that Richard B. Goldberg, Robert L. Goldberg, Steven J. Goldberg and William H. Goldberg, as Co-Trustees have the authority to execute this Lease on behalf of Landlord and bind Landlord to the terms hereof.

1.    PREMISES

      In consideration of the rent to be paid by Tenant, Landlord hereby does let, lease and demise unto Tenant 27,812 +/- square feet of commercial space, ("the Leased Premises") situated within the building addressed 30-40 Eastern Avenue, Malden, Massachusetts, 02148, (the "Building") together with the right to use in common with others entitled thereto, the Building's common utility pipes, utility service connections, area entrances and exits, and access ways for the purpose of providing utility and other services and access to and from the Leased Premises, providing such uses do not unreasonably interfere with other tenants' normal business operations.

      The Leased Premises are specifically identified with type of use permitted hereby with respect to each unit and useable square footage as follows:

             Unit        Square footage
             F-101       1,656 +/- Sq. Ft.      Office use
             F-103       1,350 +/- Sq. Ft.      Office use
             F-104       3,301 +/- Sq. Ft.      Office use
             S-201       10,051 +/- Sq. Ft.     Office use
             T-301       10,051 +/-  Sq. Ft     Office use
             B-101       1,200 +/- Sq. Ft.      Storage use
             BB-101      203 +/- Sq. Ft.        Storage use

      Tenant's total useable office area is 26,409 +/- Square Feet. Tenant's total useable storage area is 1,403 +/- Square Feet.

      Tenant's useable square footage was determined by measuring to the centerline of all of Tenant's exterior and perimeter walls and includes Tenant's proportional share of the common areas of the Building.

2.    TERM AND BASE RENT

      NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, TENANT SHALL BE BOUND AND OBLIGATED PURSUANT TO THE TERMS, CONDITIONS AND RENTAL OBLIGATIONS OF THE EXISTING LEASES BETWEEN LANDLORD AND TENANT DATED OCTOBER 13, 1995 AND APRIL 14, 1998 THROUGH JANUARY 31ST 2001, WITHOUT LIMITATION, TENANT'S EXISTING OVERAGE OBLIGATIONS THROUGH JANUARY 31ST 2001 SHALL SURVIVE THE COMMENCEMENT DATE OF THIS LEASE. SUCH LEASES SHALL BE DEEMED TO TERMINATE ON JANUARY 31ST, 2001.

      Tenant covenants and agrees to pay rent to Landlord at Landlord's mailing address (Goldberg Brothers Trust, 10 Rantoul Street, Beverly, Massachusetts, 01915) or to such person or entity at such other address as Landlord may from time to time direct in writing. All monetary payments to Landlord are to be made payable to the Goldberg Brothers Trust.

      Tenant's lease term is for the period commencing September 12th 2000 and expiring June 30th 2005 (the "Lease Term").

      It is expressly understood and agreed the following schedule identifies rental suites, annual base rental rates (as herein provided, through January 31, 2005, or for storage space, through June 30, 2005), square footage, lease commencement dates and lease expiration dates and shall govern Tenant's lease obligations.

Lease                            Commencement   Lease
Unit        Square footage       Date           Exp. Date   Rent PSF
F-101 (a)   1,656 Sq. Ft.        09/12/00       06/30/05    $15.45 PSF
F-103 (b)   1,350 Sq. Ft.        01/01/01       06/30/05    $15.45 PSF
F-104       3,301 Sq. Ft.        02/01/01       06/30/05    $15.45 PSF
T-301       10,051 Sq. Ft.       02/01/01       06/30/05    $15.45 PSF
S-201       10,051 Sq. Ft.       02/01/01       06/30/05    $15.45 PSF
B-101       1,200 Sq. Ft.        02/01/01       06/30/05    $6.41 PSF
BB-101      203 Sq. Ft.          02/01/01       06/30/05    $6.41 PSF

      (a)   Tenant shall be renting F-101 as of September 12th 2000.

            Pursuant to the terms of this Lease, Landlord at Landlord's expense shall install new carpet, and cove base and paint all existing previously painted surfaces within this (F-101) office suite.

            All other work to prepare this (F-101) office suite for Tenant shall be at Tenant's expense.

      (b)   Tenant shall be renting F-103 as of January 1st 2001.

      Suite F-103 is currently occupied by Wholesale Printing. Wholesale Printing has provided Landlord written notice that Wholesale Printing shall vacate F-103 as of September 30th 2000.

      If Wholesale Printing fails to vacate on or before September 30th 2000, Landlord shall immediately take all reasonable steps in a continuous fashion to legally evict Wholesale Printing from Suite F-103. Tenant understands and agrees this may cause a delay in leasing Suite F-103 to Tenant.

      Pursuant to the terms of this Lease, Landlord at Landlord's expense shall install new carpet, and cove base and paint all existing previously painted surfaces within this (F-103) office Suite. Additionally Landlord at Landlord's expense shall open a portion of the wall separating F-101 and F-103 and patch and repair such opening if requested by Tenant at the commencement of Tenant's occupancy of F-103.

      All other work to prepare this (F-103) office suite for Tenant shall be at Tenant's expense.

      Landlord shall require a minimum of one month to complete Landlord's work and anticipated Tenant work requirements for this office suite (F-103). All work by Landlord shall be completed in a good and workmanlike manner.

      Accordingly, Tenant shall provide Landlord plans of Tenant's work requirements for F-103 (Wholesale Printing) on or before December 1st 2000.

      Landlord agrees if Tenant provides to Landlord Tenant's build-out requirements on or before December 1st 2000, and if Landlord has not reasonably completed this work on or before December 31st 2000, then Tenant's rental obligations for this suite F-103 shall not commence until the date Landlord has substantially completed Tenant's work for this suite F-103. "Substantially completed" as used herein shall mean completion to a state reasonably usable by Tenant with exception for minor "punch list" items which Landlord shall complete within thirty (30) days after Tenant's notice thereof.

      Tenant agrees, if Tenant does not provide to Landlord Tenant's build-out requirements on or before December 1st 2000, and such failure is the primary cause preventing Landlord from completing Tenant's build-out requirements on or before December 31st 2000, Tenant's rental obligations for this office suite F-103 shall still commence January 1st 2001.

      Landlord agrees, if Landlord has not substantially completed Tenant's build-out specifications within a one month period from the date of receiving Tenant's complete build-out specifications, then Tenant's rental obligations shall be suspended until Landlord has substantially completed Tenant's requested build-out improvements.

      For the period from commencement of the Lease Term with respect to each of the following suites through January 31, 2005, (or as applicable, June 30, 2005) Tenant shall pay to

Landlord a minimum Base Rent of One Million Six Hundred Eighty-Three Thousand Four Hundred Forty-Three Dollars and Eighteen Cents ($1,683,443.18) in United States Currency as follows:

                                                                  Total             Monthly
Unit        Square footage    Rent PSF      Lease Term            Lease Rent        Rent
                                                                  (*Through 1/31/05 ONLY)
F-101       1,656 Sq. Ft      $15.45 PSF    09/12/00 - 06/30/05   $112,219.53*      $ 2,132.10*
F-103       1,350 Sq. Ft      $15.45 PSF    01/01/01 - 06/30/05   $ 85,168.37*      $ 1,738.13*
F-104       3,301 Sq. Ft      $15.45 PSF    02/01/01 - 06/30/05   $204,001.92*      $ 4,250.04*
T-301       10,051 Sq. Ft     $15.45 PSF    02/01/01 - 06/30/05   $621,151.68*      $12,940.66*
S-201       10,051 Sq. Ft     $15.45 PSF    02/01/01 - 06/30/05   $621,151.68*      $12,940.66*
B-101       1,200 Sq. Ft      $6.41 PSF     02/01/01 - 06/30/05   $ 33,998.44       $   641.48
BB-101      203 Sq. Ft        $6.41 PSF     02/01/01 - 06/30/05   $  5,751.56       $   108.52
                                                  Totals        $1,683,443.18       $34,751.59

      From and after February 1, 2005 and until June 30, 2005, Base Rent for Suites F-101, F-103, F-104, T-301, and S-201 shall be at the annual rate(s) of the lesser of (a) "Current Market Rent" for the given suite as hereinafter defined and determined, and (b) $18.50 PSF, but in no event at a rate less than $15.45 PSF.

      Tenant's Base Rent obligation pursuant to this Lease shall be payable in monthly installments as follows (the "Base Rent"):

                                         Monthly             Total
Monthly                Total Period      Payment             Payment
09/12/00 - 09/30/00    19 days           $1,350.33           $1,350.33
10/01/00 - 12/31/00    3 months          $2,132.10           $6,396.30
01/01/01 - 01/31/01    1 month           $3,870.23           $3,870.23
02/01/00 - 12/31/01    11 months         $34,751.59          $382,267.49
01/01/02 - 12/31/02    12 months         $34,751.59          $417,019.08
01/01/03 - 12/31/03    12 months         $34,751.59          $417,019.08
01/01/04 - 12/31/04    12 months         $34,751.59          $417,019.08
01/01/05 - 01/31/05    1 month           $34,751.59          $34,751.59
02/01/05 - 06/30/05    5 months       "$Market" & 750.00    "$Market" &3,750.00

                           Total: $1,683,443.18 & "Market" Rent 2/1/05 - 6/30/05

      All Base Rent shall be due on the first day of each month in advance. If this Lease shall commence on any day other than the first day of the month, then that month's Base Rent shall be pro-rated so all future monthly rents shall be due on the first of the month.

      In addition to the above Base Rent Tenant covenants and agrees to pay to Landlord all other sums and additional rents that may become due as set forth in this Lease or our existing October 13th 1995 and April 14th 1998 leases up through January 31st 2001, including overage provisions as applicable.

      Tenant shall immediately pay to Landlord a penalty of One Hundred ($100.00) Dollars each time that Tenant issues and delivers to Landlord a check or draft that is not honored for any reason or returned for insufficient funds by Tenant's financial institution. If Tenant does not pay this penalty and replace such "bounced check" within ten (10) days of written notification from

Landlord then such inaction by Tenant shall be considered a material breach of this Lease which may result in its early termination.

      Should Landlord not receive Tenant's monthly rental payment "in hand" on or before the 10th day of the month, then Tenant shall pay to Landlord as additional rent, a late penalty fee equal to five percent (5.00%) of the outstanding rent owed for that rental period. If Tenant does not pay this late fee and past due rent within ten (10) days of written notification from Landlord, such inaction by Tenant shall be considered a material breach of this Lease which may result in its early termination.

2.1   FIRST RIGHT TO LEASE ADDITIONAL SPACE

      Tenant shall have the "First Right" to lease the following commercial spaces within 30-40 Eastern Avenue, Malden.

First Floor

                                     Lease       Option    Option     Tenant
         Current            Lease    exp.        notice    term       Rental
Unit #   Tenant             Sq. Ft   date        deadline  exp. date  Rate
F-102    Harbor Tech        2,650    04/30/2002  None      N/A        $15.45 psf
F-104a   Software Sol.      1,200    06/30/2001  None      N/A        $15.45 psf
F-105    Health Quarter     1,800    03/31/2006  None      N/A        $15.45 psf
Total poss. Office SF 5,650

      Tenant shall notify Landlord not later than six (6) months prior to each of the lease expiration dates listed above whether Tenant shall lease the relevant commercial space. In the event that Tenant fails to so notify Landlord thereof not less than six (6) months in advance, as set forth above, Landlord shall, prior to leasing such space to any third party, notify Tenant of such proposed lease to a third party, whereupon, Tenant shall have five (5) business days to exercise Tenant's option to lease such space, or such option shall become null, void and of no further effect. If Tenant notifies Landlord that Tenant exercises Tenant's option, Landlord shall lease such space to Tenant as herein provided. For all spaces Tenant leases under this Section 2.1 the lease termination date shall be June 30th 2005.

2.2   OPTION TO EXTEND LEASE TERM

      Tenant shall have the right to extend the Lease Term with respect to all space leased hereunder for one (1) additional five (5) year term (the "Option Period") provided Tenant meets and adheres to the following conditions:

            A. Tenant sends and Landlord receives "in hand" on or before 5:00 PM June 30th 2004 written notice via certified mail, return receipt requested or by nationally-recognized night delivery service providing a receipt for delivery a notice evidencing Tenant's intent to exercise Tenant's right to extend the Lease Term for the Option Period.

            B. At the time of exercising this option, Tenant must be in conformance and in good standing in all material respects with Tenant's obligations and conditions under this Lease.

Monetary arrearage in excess of fifteen (15) days by Tenant, shall constitute a material breach of this Lease and prevent Tenant from exercising this right of lease extension.

            C. During the Option Period, all terms, covenants, conditions and provisions of this Lease shall remain in full effect and force except Tenant's Base Rent during the first year of this Option Period shall be the higher of the following: (a) Tenant's prior year annual Base Rent; and (b) Current Market Rent. Determination of Current Market Rent for the last five months of the Lease Term, with respect to Suites F-101, F-103, F-104, S-201, and T-301, and, if applicable, the initial year of Tenant's Option Period shall be as follows:

      The phrase "Current Market Rent" shall mean the rental and all other monetary payments and escalations that Landlord could obtain from a third party desiring to lease space in the Malden commercial market as of July 1, 2005, taking into account the type of building, the size, use, location, floor levels and then condition of the demised premises, the quality of construction of the building and of the demised premises, the services provided under the terms of the proposed lease, including without limitation any special rights thereunder, the rental then being attained for new leases of space comparable to the demised premises in the Malden commercial market and all other factors that would be relevant to a third party desiring to lease the demised premises; provided however that no reduction, deduction or allowance for the construction of lessee improvements shall be taken into account in determining Current Market Rent. Upon Tenant's election to extend the Lease Term, or if Tenant elects not to extend the Lease Term as herein provided, on or before July 31st 2004, Landlord may, at its election, initially designate "Current Market Rent" by written notice to Tenant, accompanied by data to support such designation (the "Designation"). If Tenant disagrees with the Designation, Tenant shall notify Landlord within fifteen (15) days after such Designation, of such disagreement in writing; otherwise Tenant shall conclusively be deemed to have agreed to the Designation.

      In the event that the parties hereto disagree as to the Current Market Rent, each party shall, within thirty (30) days after the date of such notice by Tenant, appoint an appraiser. Each appraiser so appointed shall be instructed to determine independently the Current Market Rent. If the difference between the amounts so determined by such appraisers does not exceed ten percent (10%) of the lesser of such amounts, then the Current Market Rent shall be equal to fifty percent (50%) of the combined total of the amounts so determined. If the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two (2) appraisers shall have ten (10) days thereafter to appoint a third appraiser, but if such appraisers fail to do so within such ten (10) day period, then either Landlord or Tenant may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within ten (10) days of such request, and both Landlord and Tenant shall be bound by any appointment so made within such ten (10) day period. If no such appraiser shall have been appointed within such ten (10) days, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraiser, by the American Arbitration Association or by such court shall be instructed to determine the Current Market Rent in accordance with the definition of such term contained herein within twenty (20) days after its appointment. If the third appraisal shall exceed the higher of the first two (2) appraisals, the Current Market Rent shall be the higher of the first two (2) appraisals; if the third appraisal is less than the lower of the first two (2) appraisals, the

Current market rent shall be the lower of the first two (2) appraisals. In all other cases, the Current Market Rent shall be equal to the third appraisal. All such determinations of the Current Market Rent shall be final and binding upon Landlord and Tenant as the Current Market Rent for the applicable effective date. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the thirty (30) day period specified above (such party being referred to herein as the "failing party"), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten (10) days of the giving of such notice. If the failing party shall not respond by appointment of its appraiser within such ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of the Current Market Rent shall be binding and conclusive upon Landlord and Tenant. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Each party shall pay for the fees and expenses of the appraiser appointed by it, but the fees and expenses of any third appraiser shall be shared equally by the parties. All appraisers appointed hereunder shall be MAI appraisers, so-called.

      For each additional year in the Option Period, Tenant's annual rental rate shall be calculated by adding (a) Tenant's base rental rate for the immediately preceding year, and (b) the percentage increase in the Consumer Price Index
(CPI) [or similar Governmental measurement should this index no longer be published] for the prior twelve month period multiplied by Tenant's base rental rate for the immediately preceding year. It being understood at no time would Tenant's rental rate decrease from the prior year.

      For clarification purposes, the specific "CPI" index is the Consumer Price Index for all Urban Consumers, Boston, Massachusetts Consolidated Metropolitan District; All Items as published by the Bureau of Labor Statistics of the United States Department of Labor.

3.    HOLD-OVER BY TENANT

      In the event that Tenant fails to deliver up the Leased Premises to Landlord at the end of the Lease Term in accordance with the terms hereof, Tenant shall be liable to Landlord for all of following, without set-off or reduction in any manner:

            A. All of Landlord's actual damages resulting from such hold-over;

            B. A penalty equal to One and one-half (1 1/2) times Tenant's then daily calculated rental rate per day for each day, or portion of a day, after the date on which this Lease terminates during which Tenant or its employees or agents occupies any portion of the Leased Premises. Tenant shall be deemed to occupy the Leased Premises under either of the following circumstances: (1) the presence in the Leased Premises of Tenant or Tenant's employees or agents, (2) the material presence in the Leased Premises or portions thereof of furniture or equipment belonging to Tenant or its employees or agents,

            C. Any additional relief awarded to Landlord in any judicial proceeding regarding this Lease or Tenant's occupation of the Leased Premises.

4.    REAL ESTATE TAXES

      Tenant agrees to pay to Landlord within thirty (30) days of receipt of notice thereof SEVENTY TWO AND FORTY FOUR Hundredths percent (72.44%) of any increase in the real estate taxes over Base Real Estate Taxes for the property addressed 30-40 Eastern Avenue, Malden, Massachusetts, 02148 (the "Property"). Landlord warrants and represents that the Leased Premises contain no less than SEVENTY TWO AND FORTY FOUR Hundredths (72.44%) percent of the total square footage of the Building.

      The Base Real Estate Taxes shall be the taxes assessed by the City of Malden for the 2000 fiscal tax year, commencing July 1, 1999 and ending June 30, 2000. Landlord warrants and represents that the 2000 Base Real Estate Taxes are $36,851.59.

      In the event of any abatement of real estate taxes at any time, Tenant's real estate tax payment due hereunder shall be reduced or if already paid in full for the relevant period, the difference between the amount so paid by Tenant and the amount due shall be reimbursed to Tenant within thirty (30) days after Landlord receives such abatement. Landlord shall be entitled to deduct from the whole of the taxes abated Landlord's reasonable expenses, including reasonable professional fees spent by Landlord in the obtaining of such abatement, in calculating any adjustment in the amount due from Tenant or to be refunded to Tenant under this provision.

      Tenant is fully responsible for taxes assessed on Tenant's personal property and equipment within the Leased Premises.

5.    OPERATING EXPENSE ESCALATIONS

      Tenant shall pay to Landlord as additional rent hereunder when and as designated by notice in writing by Landlord, SEVENTY TWO AND FORTY FOUR Hundredths percent (72.44%) of any increase in Landlord's operating expenses over those incurred during the calendar year period commencing January 1, 2001 and ending December 31, 2001, which for this provision shall be Tenant's base year (referred to herein as the "Base Year").

      For this provision, operating expenses are defined as all reasonable expenses of Landlord in maintenance, repair and operation and management of the Property for the benefit or protection of all property, tenants and owners thereof.

      Capital improvements, reimbursed expenses, interest, and expenses related to mortgaging of the Property or extension of any mortgage financing shall not be considered operating expenses under this provision.

      For calculating Landlord's annual operating expenses for the Property, Landlord's operating expenses shall include, but are not limited to, the following categories with descriptions:

      Heat:

      Fuel necessary to heat the entire Building.

      Hot Water:

      Fuel necessary to provide hot water to all bathroom areas within the Building.

      Air Conditioning:

      Electric power necessary to air condition all applicable interior areas of the Building, unless served by a separate system maintained for any tenant.

      City Water and Sewage:

      Public water and sewage charges for the Property.

      Off-Street Parking:

      Cost to rent and maintain all parking lot(s) used by all tenants of the Property.

      Landscaping:

      Costs for grass cutting, shrub maintenance, tree pruning, watering, etc.

      Exterior Maintenance:

      Costs for maintaining and repairing all exterior areas of the Property.

      Snow Removal:

      Costs to shovel, plow, sand, salt, and remove snow off-site from the parking lots and exterior common entryway areas serving the Property.

      Common Area Janitorial:

      Costs to clean and maintain the interior common areas of the Building.

      Common Area Janitorial Supplies:

      Costs of all supplies and materials to clean and maintain the interior common areas of the Building.

      Rubbish:

      Cost to remove all rubbish and debris off-site from the Building and rental fees for any dumpsters for use by all tenants or by Landlord in maintaining the Building.

      On-Line Alarm System:

      Cost of maintaining, repairing and monitoring as necessary all electronic common area security systems for the protection of the common areas of the Building.

      On-Site Security Person:

      Costs of providing one (1) on-site security person from 4:30 P.M. to 8:30 P.M. Monday through Friday excepting holidays from October 1st of each calendar year through March 31st in the following calendar year.

      Insurance:

      Cost of obtaining reasonable property insurance and liability insurance primarily protecting the Building, the Property and its owners.

      Energy Management System(s):

      Cost of the maintenance, repairing and monitoring as necessary the energy management system which serves the entire Building.

      Professional Fees:

      Costs reasonably incurred for the reporting of taxes and legal fees and other reasonable fees associated with the on-going operations of the Building and Property.

      Elevator:

      Costs of contractual maintenance, all inspection fees and necessary repairs for the elevator serving the Building.

      Repairs and Maintenance:

      Costs under contractual agreements or otherwise to maintain and repair all physical, mechanical, electrical, HVAC or other systems serving the entire Property.

      Should this Lease be in effect with respect to only a portion of any calendar year, Tenant's responsibility under this provision shall be pro-rated to accurately reflect Tenant's precise period of occupancy when calculating any monies Tenant may owe to Landlord under this provision.

      Tenant's obligations to pay operating expenses as additional rent for Tenant's period of occupancy in Tenant's final lease year shall survive the expiration of the Lease Term.

      Commencing March 1, 2001 and on or about the same date every year thereafter, Landlord shall provide Tenant with the previous year's operating expense and real estate tax amounts. Upon Tenant's request, Landlord shall provide Tenant a letter of certification from Landlord's accounting firm affirming the accuracy of Landlord's operating expense and real estate tax figures. If requested by Tenant, Landlord shall reasonably provide pertinent receipts and records as proof of that year's operating expenses and real estate taxes.

      Should Tenant request Landlord's accountant's certification, and if Landlord's accountant determines Landlord's expense figures are substantially accurate, then Tenant shall reasonably reimburse Landlord for the costs of Landlord's accountant's certification.

      Tenant shall pay Landlord any amount owed under this provision within thirty (30) days of receipt of the bill therefor from Landlord and any such amount owed shall be considered additional rent under this Lease.

6.    JANITORIAL SERVICES

      Landlord shall provide Tenant the following janitorial services, including supplies:

      DAILY: (Monday - Friday but excluding holidays)

      1. OFFICES:

            a:    Empty all trash receptacles. Change liners as necessary.
            b:    Wipe and dust all furniture surfaces.
            c:    Vacuum all carpet surfaces, paying particular attention to corners, edges, and under exposed furnishings.
            d:    Sweep and vacuum all non-carpeted floors.
            e:    Wipe down all finger prints off doors and door frames.
            f:    Remove Rubbish to designated disposal area.

      2. KITCHEN:

            a:    Wipe down all tables and chairs.
            b:    Wipe down all cabinets and counters.
            c:    Clean sink area.
            d:    Wipe down all appliances, including the interior of microwave.
            e:    Sweep and wash flooring.

      3.    BATHROOMS:

            a:    Clean and disinfect all bathroom fixtures.
            b:    Replenish supplies (paper towels, toilet paper, soap, etc.)
            c:    Wipe down walls and paper dispensers.
            d:    Sweep and wash flooring using a disinfectant solution.
            e:    Empty all waste receptacles, change liners.
            f:    Clean and polish all mirrors and brightwork.

      WEEKLY:

            a:    Wash all non-carpeted flooring. Tenant is responsible to
                  remove all paper products and other belongings that reasonably could be damaged if the cleaning service washes or waxes
                  Tenant's "mailroom" flooring.
            b:    Wipe and clean all glass wall inserts.
            c:    Police and clean debris from rear lot and front sidewalk.

      QUARTERLY:

            a:    Wax all non-carpet floor areas.

      YEARLY:

            a:    Vacuum all ceiling vents.
            b:    Dust all ceiling light fixtures.

      The above described janitorial services shall be performed only for Tenant's office areas. Landlord shall be responsible for all common area janitorial services.

      Any and all additional janitorial services shall be at Tenant's expense and shall be scheduled through Goldberg Properties Management, Inc.

      Landlord solely reserves the right, at any time, to change cleaning services, if in Landlord's reasonable determination such change is appropriate, after notice to Tenant of the proposed change. At any time after such change, Tenant shall have the option, exercised by notice to Landlord, to cause to be performed Landlord's janitorial obligations within the Leased premises, as set forth above, by a contractor or service of Tenant's selection, at Tenant's expense. In the event Tenant so elects, the rent for the entire Leased Premises shall be decreased by $1.00 per square foot of office space therein, for the then-remainder of the Lease Term.

Janitorial Expense Escalations

      To accurately reflect Landlord's and Tenant's agreement pursuant to
Section 6 and as Landlord is providing interior Leased Premises janitorial services only to Tenant, Tenant shall pay to Landlord as additional rent hereunder one hundred (100%) percent of any increase in Landlord's costs for performing the above described janitorial services over those costs incurred therefor during the Base Year, provided that this provision shall not apply to any services or supplies associated with (i) common area janitorial services or
(ii) services provided benefiting other tenants of the Building.

      Not withstanding the above, Tenant shall be responsible also for its proportional share pursuant to Section 6 of any increase in costs for the janitorial expenses associated with the common areas of the Property.

7.    COMMON AREAS

      Tenant shall have the shared right of use and access to the common area bathrooms, staircases, hallways, elevators, lobbies, driveway, parking lots, etc., within and outside of the Property. Tenant understands this right shall be contingent upon Tenant not being in material default under the terms of this Lease.

8.    PARKING

      Tenant currently has the exclusive right to use sixty four (64) parking spaces pursuant to the terms of the existing leases between Landlord and Tenant dated October 13th 1995 and April 14th 1998.

      Effective September 12th 2000 +/-, with Tenant's rental of F-101, Tenant shall be allocated an additional five (5) parking spaces for a total of sixty-nine (69) parking spaces. These spaces are identified and located as follows:

40 Eastern Avenue parking lot  27 spaces   6 & 7, 10 & 11,    24 - 44,  46 & 47
Main street Lot:               21 spaces   no space numbers
Town & Paint parking lot:      21 spaces   1 - 21
Total:                         69 spaces

      In addition to these sixty-nine (69) spaces, Landlord leases to Tenant on a month to month basis an additional eleven (11) parking spaces at the rental rate of $35.00 dollars per space per month. These eleven (11) spaces are located within the Main Street Parking lot.

      Effective January 1st 2001 +/-, with Tenant's rental of F-103, Tenant shall be allocated an additional four (4) parking spaces for a total of seventy-three (73) parking spaces. These spaces are identified and located as follows:

40 Eastern Avenue parking lot  29 spaces   6 & 7,            10 - 13,  24 - 44,  46 & 47
Main street Lot:               23 spaces   no space numbers
Town & Paint parking lot:      21 spaces   1 - 21
Totals:                        73 spaces

      In addition to these seventy-three (73) spaces, Landlord shall lease to Tenant on a month to month basis an additional nine (9) parking spaces at the rental rate of $35.00 dollars per space per month. These nine (9) spaces are located within the Main Street Parking lot.

      Effective February 1st 2001, Tenant shall be allocated a total of seventy-nine (79) parking spaces. They are as follows:

40 Eastern Avenue parking lot  29 spaces   6 & 7,            10 - 13,  24 - 44,  46 & 47
Main street Lot:               29 spaces   no space numbers
Town & Paint parking lot:      21 spaces   1 - 21
Totals:                        79 spaces

      In addition to these seventy-nine (79) spaces, Landlord shall lease to Tenant on a month to month basis an additional three (3) parking spaces at the rental rate of $35.00 dollars per space per month. These three (3) spaces shall be located within the Main Street Parking lot.

      Landlord shall have the right to allocate which parking spaces Tenant shall have use of. Tenant further agrees, should Landlord request it, to provide Landlord registration number, year, color and make of the cars which shall be using Tenant's parking spaces.

      For any additional first floor office space Tenant leases, Landlord shall provide Tenant with three (3) parking spaces per 1,000 sq. ft. of office space Tenant leases or portion thereof. However, Tenant understands this does not include the basement space.

9.    PERMITTED USE

      Tenant covenants and agrees that Tenant shall occupy and use the Leased Premises throughout the Lease Term or any renewals or extensions thereof, including any period of holding over, only for professional or general office use.

10. TENANT'S ADDITIONAL COVENANTS

      Tenant covenants and agrees at Tenant's sole cost and at all times during the course of the Lease Term and any such future terms of occupancy by Tenant of the Leased Premises or any part thereof:

            A. To conduct Tenant's business at all times in a professional and reputable manner.

            B. To comply with all governmental rules and regulations related to the storage and disposal of refuse; to store all trash and refuse within the Leased Premises or within the dumpster located in the rear parking lot area of the Property.

                  After each use of the dumpster, Tenant shall make sure the wooden gate accessing this dumpster is closed and secured. Tenant further agrees to place Tenant's trash and refuse only inside the dumpster and not on the ground around such dumpster.

                  Tenant's use of this dumpster is for reasonable use only (normal daily business operations, which term shall specifically exclude disposal of any office furniture or bulk items). If Tenant's use becomes unreasonable as reasonably determined by Landlord, then Tenant shall reimburse Landlord for such excess use.

            C. Not to use the Leased Premises in a manner which shall be unlawful, improper, noisy, odorous or offensive to the other tenants within the Building and not to use the Leased Premises in any way that shall be contrary to any law or any municipal by-law of the City of Malden. Tenant agrees that Landlord has made no representation or warranties with respect to Tenant's intended use of the Leased Premises.

            D. To comply promptly with all applicable laws, rules, regulations, ordinances, requirements, or orders of public authorities, the Board of Fire Underwriters, and similar organizations except when Landlord is responsible for compliance therewith under the terms and conditions of this Lease.

            E. Not to make any use of the Leased Premises which shall invalidate or increase the cost of Landlord's insurance, nor use any advertising medium which may constitute a nuisance; nor do any act tending to injure the reputation of the Property.

            F. To be responsible for all maintenance and repairs within the interior of the Leased Premises. Landlord shall be responsible for structural repairs and any equipment that is Landlord's obligation to maintain pursuant to

                  Section # 13. Tenant's responsibility shall include, without limitation, electrical, plumbing, windows, doors, and any interior improvements serving the Leased Premises exclusively. At the end of Tenant's occupancy, Tenant shall surrender the Leased Premises in the same condition as at the commencement of Tenant's occupancy, reasonable wear and tear only excepted.

            G.    Not to overload or deface the Leased Premises.

            H. To save harmless and to indemnify Landlord from and against any and all liability, costs and expenses for damages, losses, injuries, or death to persons or losses to property as a result of Tenant's occupation of the Leased Premises excepting only those arising from any omission, negligence or willful misconduct of Landlord or its agents, such indemnification to include Landlord's reasonable attorney's fees and costs. Tenant agrees to maintain public liability insurance on the Leased Premises protecting both Landlord and Tenant, and shall furnish to Landlord on an annual basis a certificate showing such insurance to be in force. The amount of such public liability insurance shall be a minimum of $1,000,000.00 dollars per occurrence and $2,000,000.00 in the aggregate. Tenant's insurer must be licensed to do business in the Commonwealth of Massachusetts. In addition, Landlord recommends this policy have a plate glass and door endorsement, for Tenant is responsible for repairing and replacing any broken glass, and doors and frames within or providing access to the Leased Premises which for any reason may occur other than by Landlord's fault.

            I. To understand and agree Tenant's furnishings, fixtures, equipment, effects, and property of every kind, in the Building shall be at the sole risk and hazard of Tenant. If all or any part thereof shall be destroyed or damaged by fire, water, or any other casualty, or by leakage or bursting of water, or any other pipes, by theft or from other cause, no part of such loss is to be charged to or be borne by Landlord unless such damage was caused by the negligence or willful misconduct of Landlord.

            J. Not to assign this Lease, nor sublet in whole or any portion of the Leased Premises, nor permit the use of all or any part of the Leased Premises by persons other than Tenant, its servants and agents, without the written consent of Landlord. Any such assignment, sublease or permission to occupy by Tenant without such consent shall be a material breach of this Lease by Tenant, and at the option of Landlord, entitle Landlord to terminate this Lease. Landlord's permission to assign, sublease or permit occupancy of the Leased Premises by others shall not be unreasonably withheld or delayed.

                  Any assignment to any parent, subsidiary or affiliate of Tenant shall not be deemed an assignment hereunder for purposes of requiring Landlord's approval. "Affiliate" shall mean any business entity controlling, controlled by or under common control with Tenant, and any entity or person which may come to own a controlling portion (fifty one percent (51%)) or more of Tenant's assets or the ownership interest in Tenant.

                  Notwithstanding the above, neither Tenant nor any assignee, whether or not an Affiliate shall be relieved of Tenant's obligations hereunder, as a result of any such assignment, sublease or permission to occupy the Leased Premises.

                  If either Tenant or Landlord engages a real estate broker to procure a substitute tenant or subtenant in accordance with the terms hereof, Tenant shall be responsible for the real estate commission payable to such real estate broker on account of such substitute tenant's or subtenant's occupancy of the Leased Premises (or any portion thereof) for the period commencing as of the effective date of such assignment or sublease through the last day of the Lease Term. Thereafter, Landlord shall be reasonably responsible for the remaining portion of such standard and reasonable real estate commission.

            K. Not to make any alterations, installations, (other than trade fixtures) or additions to the Leased Premises, nor permit the painting, or placing of signs, awnings, flagpoles, or various types of advertisement media or the like in, or about the Leased Premises, without on each occasion obtaining the prior written permission of Landlord, which shall not be unreasonably withheld or delayed.

            L. To pay promptly when due the entire cost of any alterations or improvements in the Leased Premises undertaken by Tenant and to bond against or discharge any liens for labor or materials in connection therewith within ten (10) days after a request therefor by Landlord; to procure all necessary permits before undertaking such work; and to do all such work in a good and workmanlike manner, employing materials equal in quality to those used in Landlord's work and to comply with all governmental requirements in connection with such improvements.

            M. To discharge (by payment or by filing of the necessary bond or otherwise) any mechanics, materialman's or other liens against the Leased Premises or Landlord's interest therein, which liens may arise out of any payments due, or purported to be due, for any labor, services, materials, supplies, or equipment alleged to have been furnished to or at the request of Tenant in, upon, or about the Leased Premises.

            N. Upon Landlord providing Tenant reasonable oral notice (not less than 24 hours in advance), to permit Landlord during business hours to enter to view the Leased Premises or to show the same to prospective purchasers, lenders, tenants, agents of Landlord, or repair personnel. If an emergency arises, in Landlord's reasonable determination, Landlord shall have the right of access at any time to rectify such emergency.

            0. To remove at the termination of this Lease Tenant's or occupation of the Leased Premises, all Tenant's goods, and effects from the Leased Premises which are not the property of Landlord, and to yield up to Landlord the Leased Premises with all keys and locks. The Leased Premises shall be in the same condition as at the commencement of this Lease, reasonable wear and tear only excepted. Landlord shall have the right to treat any remaining property as abandoned and to dispose of such property at Tenant's expense in any manner Landlord deems fit.

            P. To permit Landlord without molestation to install reasonable "for lease" sign(s) within Tenant's windows twelve months prior to the end of the Lease Term. Landlord covenants to remove such sign(s) upon Landlord's leasing of the Leased Premises.

            Q. To pay when due all electricity separately metered to the Leased Premises, telephone, and other charges payable on account of Tenant's use of utilities in the Leased Premises.

11. LANDLORD'S IMPROVEMENTS

      Landlord shall provide to Tenant a Sixty Thousand Dollar ($60,000.00) credit towards Tenant's cost of cosmetically upgrading Tenant's existing 2nd and 3rd floor office areas. Tenant shall provide to Landlord Tenant's detail plans for cosmetically improving Tenant's 2nd and 3rd floor office areas on or before March 31st 2001. Landlord shall make good faith efforts to complete such 2nd and 3rd floor improvements on or before June 30th, 2001 or ninety (90) days after receipt of Tenant's plans, whichever date is later. Landlord's work shall be completed in a good and workmanlike manner.

      In all new first floor office space Tenant leases (such as Suites F-101 and F-103), Landlord at Landlord's expense shall install new carpet with cove base and paint all existing previously paintable surfaces within these newly leased offices.

      Additionally, Landlord at Landlord's expense shall open a portion of the wall separating F-101 and F-103 and patch and repair such opening as requested by Tenant at the commencement of Tenant's occupancy of both of these suites.

      All other work not specifically covered by this Section 11 to prepare Tenant's newly leased first floor office space shall be at Tenant's expense.

      Landlord and Tenant shall cooperate and work together to complete any and all improvements to the Building during the Lease Term in a reasonable, timely, workmanlike and quiet fashion.

      Landlord shall charge Tenant standard overtime rates should Tenant request Landlord to work within the Leased Premises before or after normal business hours, defined herein as 8:00 a.m. to 5:00 p.m. Monday through Friday, excepting holidays.

      Any built-in improvements installed for Tenant shall, at Landlord's option, remain part of the Leased Premises at the termination of this Lease or shall be removed at Tenant's expense. Tenant shall notify Landlord not less than thirty (30) nor more than ninety (90) days prior to expiration or termination of this Lease that Landlord is required to notify Tenant of which improvements Landlord so designates for removal. Any leasehold improvement not designated for removal by Landlord by notice to Tenant within seven (7) days after Tenant's notice shall remain in the Leased Premises after the expiration or termination of the Lease Term.

      Goldberg Properties Management Inc. shall be the general contractor for all work to the Leased Premises which physically or permanently alters any portion of the Property or requires a building permit issued by the City of Malden's Building Department or any associated City Department. However, Tenant shall have the right to seek alternative quotes from other licensed contractors. Tenant may select an alternative contractor's quote if such quote equals or exceeds a seven and one-half percent (7.50%) reduction from Landlord's quote and Landlord declines to match such alternative quote within forty-eight (48) hours after receiving a copy of such alternative contractor's quote from Tenant. Tenant's contractor, if selected, shall meet the following conditions:

            1. Contractor shall provide to Landlord prior to commencement of any work at the Property evidence of appropriate workman compensation insurance coverage and liability insurance coverage (minimum of one million dollars) issued by an insurance company licensed to provide such insurance within the Commonwealth of Massachusetts.

            2. Contractor shall only use materials of a quality equal to or that exceeds the quality of materials already in place. Contractor shall further make all reasonable efforts to match all existing materials in place.

      Tenant understands that any licensed contractor selected by Tenant other than Goldberg Properties Management Inc. shall be considered an agent of Tenant. Therefore, Tenant shall be liable and responsible for all actions or inactions on the part of Tenant's contractor while within a or on the Property.

12. SMOKING POLICY

      The Building shall be a SMOKE FREE building. At no time shall Tenant's employees smoke inside any interior area of the Property. Tenant's employees shall smoke only in designated exterior smoking areas. Tenant shall be responsible for policing and picking up all improperly discarded cigarette butts in the designated smoking areas.

13. LANDLORD'S COVENANTS

      A. Landlord covenants and agrees to maintain in good repair the roof and the structural integrity of the Building, the common areas internally and externally in and about the Building, all heating, ventilation and air conditioning units and all other equipment located exterior to, but serving the Building and the Leased Premises and all electrical and plumbing systems which do not exclusively serve the Leased Premises, except to the extent Tenant is obligated to maintain any such system pursuant to the terms of this Lease. However, if any damage arises from Tenant or Tenant's employees', agents' or customers' misuse, Tenant shall be solely responsible for repairing such damage and restoring the Building and the Property to the same good working order and condition as on the Commencement Date of this Lease, reasonable wear and tear only excepted. Landlord warrants that at the commencement of this Lease, all plumbing, electrical, mechanical and other systems serving the Leased Premises shall be in good working order. Tenant shall be deemed to have waived any claim for any defect with respect to which Tenant has to notify Landlord within seven
(7) days of the commencement of the Lease Term for the particular area leased hereunder in which such system is located or which such system serves, (except for claims related to latent defects which could not be identified by the normal use of such areas or such systems during such period).

      Notwithstanding the above, Tenant shall be solely responsible for all maintenance and repairs (including replacement) of any HVAC system exclusively serving Tenant's computer room.

      B. Landlord and Tenant shall use all reasonable efforts to resolve any problems or conflicts that may arise between Landlord and Tenant in a timely and common sense fashion.

      C. Landlord shall furnish at no charge to Tenant in reasonable amounts the following services and utilities:

Heating
Air Conditioning
Hot Water
Clean Water and Sewage
Off-Street Parking      (Sixty Nine (69) spaces 09/08/00-12/31/00)
                        (Seventy three (73) spaces 01/01/01-01/31/01)
                        (Seventy Nine (79) spaces 01/01/01-end of lease term)

Landscaping
Common Area Janitorial and related supplies
Tenant Area Janitorial and related supplies
Common area Snow Plowing and Shoveling
Standard Rubbish Services
24-Hour Monitored Security System
On-site security (10/1/-3/31; 4:30-8:30 M-F business days)

      Notwithstanding Landlord's obligations set forth in this Section 13, Tenant in a timely manner and as necessary shall keep Tenant's exterior entryway and steps at the rear entrance off the rear parking lot of Tenant's Leased Premises (F-104 & F-104A) reasonably clear and clean of all rubbish, snow and ice.

      Tenant has requested and Landlord has agreed to reasonably clear Tenant's private entryway to suites F-l01, F-103, F-104 and F-104A and steps of snow and ice and salt this area in a reasonable fashion. Tenant shall be charged a fee of thirty-five ($35.00) dollars per snow storm as an additional charge for such service.

      Landlord shall provide this service at the same time Landlord is providing snow and ice removal services to other tenants and the exterior common areas of the Property. If Tenant deems it necessary, and so notifies Landlord, Landlord shall attempt to accelerate the timing of this service by Landlord's then-current vendor. Until such time, as the entryway and steps are cleared each instance, Tenant shall direct Tenant's employees, visitors and agents to use the main entryway areas of the Building.

      Landlord shall shovel on behalf of Tenant, but at Landlord's expense, the access way leading to Tenant's basement storage area. Landlord shall provide this service at the same time Landlord is providing snow and ice removal services to other tenants and the exterior common areas of the Property.

      D. Reasonable use

      Landlord's providing of services or utilities to Tenant as described above is strictly contingent upon Tenant's reasonable use or consumption of such utilities and services. If Landlord reasonably determines Tenant is wasting such utilities, such as city water or other building services, and Tenant fails to reduce such use after notice by Landlord, then such irresponsible use by Tenant shall constitute a material breach of this Lease which at Landlord's option may result in either an early termination of the Lease Term or an immediate stoppage of Landlord supplying to Tenant such utilities and services.

      E. Timing of Utilities

      Heat and air conditioning shall be supplied during normal business hours defined herein as

         Monday - Friday            8:00 a.m. - 8:00 p.m.
         Saturday                           None
         Sunday                             None

"Supplied,"as used herein, shall mean that reasonably comfortable temperatures are maintained during such hours, notwithstanding that HVAC systems may have to be put in operation prior to 8:00 a.m. or operate until or after 8:00 p.m. on such days.

      Landlord acknowledges that Tenant shall be using the Leased Premises frequently beyond normal business hours and agrees to arrange for heat, air conditioning, and hot and cold water within Leased Premises during all extended "Tenant" business hours.

      If Tenant's business hours exceed 8:00 am. - 8:00 p.m. Monday through Friday or any portion of Saturdays or Sundays on a frequent basis, as determined by Landlord, then Tenant shall reimburse Landlord for the additional costs of providing such services, during such periods.

      F. Landlord shall furnish services in accordance with the terms of this Lease; provided, however, that Landlord shall not be liable for, nor shall rent abate because of interruption or cessation of any essential service to the Leased Premises of the Building or agreed in this Lease to be furnished, which is due to an accident, labor difficulties, scarcity of or inability to obtain fuel, electricity, or any services or supplies from the sources from which they may customarily have been obtained, fault of Tenant or any third party, or due to any cause beyond Landlord's control.

      G. Upon Tenant paying the rent and performing and observing all the covenants, conditions, duties, and other provisions of this Lease on Tenant's part to be performed and observed, Tenant shall peacefully and quietly have and enjoy the Leased Premises during the Lease Term without any manner of hindrance or molestation from Landlord, subject however, to the terms and conditions of this Lease.

      H. Landlord, warrants that within NINETY (90) days of the signing of this Lease by all parties (except for testing and "fine tuning" work, which may be accomplished during the cooling season, as reasonably necessary for effectiveness, provided that all work contemplated under this subsection 13.H shall be completed no later than June 30, 2001), Landlord shall perform at Landlord's sole expense, the following work to the HVAC systems serving the entire Building:

      1.    Retain the services of Siemens to perform the following:

            a.    Recalibrate all EMS sensors within 40 Eastern Avenue.

            b.    Recalibrate outside air temperature sensor.

            c. Write and install a software patch creating separate winter and summer programs. Additionally, program the software so it shall allow the computer to switch back and forth based upon outside temperature setting and actual interior space temperature.

      2. Set up meeting with Tech Air and Siemens to discuss integrating hardware enhancements into the EMS system. Specifically the installation of the following:

            a.    Enthalpy (humidity control for 3rd floor) sensor.

            b. Installation of float switch sensor with ability to cut out fan coil unit when and if condensate pan level gets to high.

            c.    Installation of new "outside" dampers throughout the Building.

            d. Activation or replacement as necessary of AC units serving the common lobby areas.

      3. Discuss 2nd floor problems Tenant has been having with regard to humidity and stuffiness and determine if new software installed in Spring 2000 which is modulating the opening and closing of the dampers (5 minutes in 20 minutes) shall be effective or should be discontinued upon completion of the other actions as outlined in this Section 13.H.

      4. Demonstrate to Tenant steps involved to access EMS system and initiate various commands Tenant would control. On or before December 1st 2000, upon Tenant's request, Landlord shall provide on-site a four (4) hour education session for up to three (3) Tenant and two (2) Landlord personnel to learn the following commands:

            a. Ability to temporarily override existing temperature settings in a particular area.

            b. Ability to view and reset setting point(s) computer uses to switch from summer to winter or from winter to summer.

            c. Install software (if presently existing) that would allow "temporary" override from winter setting to summer (or reverse) depending on perceived need. Such software shall have a time out mechanism, which effectively would reset system back to original guidelines before temporary override.

            d.    Priority on/off commands.

            e.    Review temperature and command status settings per zone.

            f.    Review trends for individual area zones.

            g. Method to change hours of operations including holidays, weekends etc.

            h. Track and review listing of changes with ability to identify who made the changes.

      5.    Retain the services of Tech Air to perform the following:

            a. Set up maintenance contract with Tech Air that provides for the maintenance of the 40 Eastern Avenue HVAC systems within specified 90 day time periods. Work to be performed during these quarterly maintenance inspections are as follows.

                        *     Change filters.
                        *     Check and clean condensate traps as necessary.
                        *     Blow out condensate traps with spring cleaning.
                        * Review diffusers to see if any closed off and reopen as deemed appropriate.
                        *     Clean condenser coils annually.
                        *     Check and test damper operations.

            b. Tech Air shall measure the heat load for area ECU 17 to determine if the existing unit is sufficient to meet the existing heat load of Tenant. If this review determines this unit needs to be enlarged due to this demand, then Landlord and Tenant shall each pay 50% of the cost to expand such system and reconfigure duct work as necessary. Tenant has the right to review such heat load measurements at Tenant's expense.

            c. Review problems in the area FCU 18 location. However, due to this zone's location (north side of building) and the fact the EMS sensor was off by 2.00 degrees per Jerry's on-site test, Landlord expects that calibrating the EMS sensor should resolve this area's problems.

            d. Tech Air shall measure the heat load for area FCU 22 to determine if the existing unit is sufficient to meet existing heat load of Tenant. If this review determines this unit needs to be enlarged due to this demand, Landlord and Tenant shall each pay 50% of the cost to expand such system and reconfigure duct work as necessary. Tenant has the right to review such heat load measurements at Tenant's expense.

            e. Review all three floors' common lobby HVAC equipment to determine steps necessary to reactivate heat and air conditioning systems for these zones.

            f. Installation of condensate pans with float switches underneath all ceiling AC units as reasonably possible.

            g. Install in AC unit FCU 23 high and low pressure controls on the condensers. All other applicable (south facing) units have existing safety systems.

            h. Change all outside air dampers within the Building. Purchase dampers that are spring loaded and automatically close if they fail. With regard to the 3rd level, tie these dampers into the EMS enthalpy system.

            i. Test to verify the 3rd floor outside air intake configuration is operating within standard norms with regard to temperature differentials. If not, raise this intake to achieve sufficient performance.

            j. Resolve Estelle's office (FCU 23 zone) HVAC needs by installing within such office area a motorized damper tied into a thermostatic control that she shall be able to control and adjust.

            k. Rebalance air-flow distribution for FCU zone 26 to minimize cold office and conference room.

            l. Open all diffusers within Leased Premises. This shall be the last step/action performed

After the foregoing HVAC improvements have been completed, Tenant shall have the right to engage a consultant periodically, at Tenant's expense, to inspect, survey, and review the functioning of the HVAC systems serving the Leased Premises. In the event that any such consultant recommends reasonable repairs, improvements or upgrades necessary or reasonably advisable to improve the functioning of such HVAC systems, Landlord shall negotiate in good faith with Tenant regarding such improvements and repair and promptly implement such reasonable recommendations as both Landlord and Tenant shall agree shall be made, at Landlord's expense.

            I. Landlord at Landlord's expense shall perform the following work items on or before June 30, 2001:

            1. Paint the stucco front exterior of Building. Colors and style to be determined solely by Landlord.

            2. Install a metal roof on the rear 30 Eastern Avenue smoke shelter.

            3.    Remove existing retail signs in areas Tenant leases.

            4. Ask Health Quarters and Software Solutions Group to take down their exterior signs.

            5. Replace existing ceiling files within the first floor elevator lobby area.

            6. Install new flooring throughout the rear 40 Eastern Avenue atrium lobby areas (including all stairs and 2nd and 3rd floors) but excluding granite floor in elevator lobby area.

            7.    Upgrade or replace building directories signs and displays.

            8. Repair or replace as necessary HVAC systems serving the common lobby areas.

            9. Remove all cigarette dispensers from interior of common lobby areas.

            10.   Upgrade all existing bathroom Formica counter tops.

            11. Paint all paintable surfaces within common area (1st floor) bathrooms.

            12. Upgrade all existing lighting fixtures in common area (1st floor) bathrooms.

            13. Paint all paintable surfaces within 40 Eastern Avenue lobby areas, including 2nd and 3rd floors.

            14. Lightly sand and polyurethane all wooden surfaces within 30 & 40 Eastern Avenue lobby areas.

            15. Cosmetically upgrade the interior (walls, ceiling, floors and lighting) of the elevator.

            16.   Build a new dumpster enclosure.

            17. Check all window systems to caulk as necessary to reduce water leaks.

14. CASUALTY OR EMINENT DOMAIN TAKING

      If the Leased Premises or Building, or any substantial part (twenty-five percent (25%) or more of either materially affecting Tenant's operations), shall be taken by or under threat of right of eminent domain or shall be materially destroyed or damaged by fire or other casualty or by action of any public or other authority, or shall suffer any material direct or consequential damage for which Landlord and Tenant, or either of them, shall be entitled to compensation by reason of anything done in pursuance of any public or other authority during the term of this Lease or any extension or renewal thereof, then this Lease shall forthwith terminate at the election of Landlord, which election may be made notwithstanding Landlord's entire interest may have been divested; and, if Landlord shall not so elect, then in case such taking, destruction, or damage renders the Leased Premises unfit for use and occupation, a just proportion of the rent according to the nature and extent of injury, shall be abated until the Leased Premises (or, in case of a partial taking, what remains thereof) shall have been put in proper condition for use and occupation. If a partial or total taking renders the remainder of the Leased Premises insufficient for Tenant's use and Tenant shall so certify in good faith to Landlord, or if a taking or such casualty shall be so extensive that restoration or repair cannot reasonably be effected within 90 from the date on which insurance proceeds become available, or if Landlord shall fail to repair or restore the Leased Premises within ninety (90) days following such date on which insurance proceeds become available or condemnation, then Tenant may terminate this Lease by notifying Landlord of such election. Landlord reserves all rights to damage to the Leased premises and Building and the leasehold hereby created, whether now accrued or hereafter accruing, by reason of anything lawfully done in pursuance of any public or other authority, and by way of confirmation, Tenant grants to Landlord all of Tenant's rights to such damages and covenants to execute and deliver such further instruments of assignments thereof as Landlord may from time to time reasonably request, provided, however, that nothing herein shall impair Tenant's right to maintain an action for a separate award from a third party for damage to the Leased Premises or Tenant's separate property or for moving and relocation expenses. Landlord shall notify Tenant of Landlord's decision to terminate this Lease or to Landlord's obligation to restore the Leased Premises or the Building within thirty (30) days after the occurrence of any event giving rise to Landlord's right so to terminate or to restore, and Tenant shall deliver its above-described certificate to and notify Landlord of Tenant's election to terminate this Lease within thirty (30) days after the event giving rise to its right to so terminate, and any such termination by Tenant shall be effective thirty (30) days after the date of notice of such termination.

15. BROKERAGE

      Both Tenant and Landlord warrant that except as set forth in this Section 15 neither party has had any dealings with any agent or broker in connection with the Leased Premises which would result in any brokerage fees or commissions being due and payable by either party. Tenant has retained the services of Meredith and Grew Inc. and shall be solely responsible for its fees.

16. LIMITATIONS OF LANDLORD'S LIABILITY

      Landlord's obligations, rights and privileges under this Lease (including, without limitation, any work letter or similar agreement between Landlord and Tenant) beyond mere holding of legal title to the Leased Premises and other real estate of which the Leased Premises are a part, shall be performed, held and enjoyed by the beneficial owners of Landlord; but without recourse by Tenant in any case against the personal estate of such beneficiaries or beyond the real estate of which the Leased Premises are a part.

      The covenants and agreements of Landlord and Tenant shall run with the land and be binding on and inure to the benefit of their respective heirs, executors, administrators, successors and assigns; but no covenant, agreement or undertaking of Landlord, expressed or implied, shall bound any person except for matters occurring during such person's period of ownership of the building, and no fiduciary, shareholder, or beneficiary of Landlord, if a trust shall be individually bound. Tenant agrees to look only to the owner of the Building for performance of Landlord's obligations.

17. REMEDIES CUMULATIVE

      Any and all rights and remedies which Landlord may have under this Lease, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other or exclusive, of any two (2) or more of such rights and remedies may be exercised at the same time insofar as permitted by law.

18. EFFECT OF WAIVERS OF DEFAULT

      No consent or waiver, expressed or implied, by Landlord to or of any breach of any covenant, condition or duty of Tenant shall be construed as a consent or waiver to or for any other breach of the same or any other covenant, condition, or duty hereunder.

      The parties acknowledge that their covenants under this Lease are independent and therefore Tenant waives any right to set off against Tenants obligations to Landlord any money allegedly due from Landlord to Tenant by reason of any purported default by Landlord hereunder otherwise.

19. NOTICE FROM ONE PARTY TO THE OTHER

      Any notice from Landlord to Tenant shall be deemed to have been given if mailed by Registered or Certified Mail addressed to Tenant at the Leased Premises with a copy to Tenant's Counsel: Hutchins, Wheeler and Dittmar, 101 Federal Street, Boston, Massachusetts, 02110, Attention: Thomas J. Philips, Esq., or such other address as Tenant shall have last designated by written notice to Landlord, so mailed. Any notice from Tenant to Landlord shall be deemed to have given if mailed by Registered or Certified Mail addressed to Landlord at Goldberg Properties Management Inc., 10 Rantoul Street, Beverly, Massachusetts, 01915, or such other business as Landlord shall have last designated by written notice to Tenant so mailed.

20. LANDLORD'S REMEDIES UPON DEFAULT

      In the event that Tenant fails to pay any rent or other charges due hereunder within ten (10) days after notice from Landlord that the same is due; or fails to perform any of Tenant's obligations under the terms, conditions, or covenants of this Lease for more than thirty (30) days after receipt of written notice of such failure or if such failure shall be of such nature that the same cannot be reasonably cured or remedied within such thirty (30) day period, Tenant shall not in good faith have commenced the curing or remedying of such failure within such thirty (30) day period and thereafter diligently proceed therewith to completion; or if Tenant shall abandon the Leased Premises; or if this Lease or the estate created hereby shall be taken in execution or another process of law; or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act; or if a receiver or trustee of the property of Tenant shall be appointed by reason of Tenant's insolvency and inability to pay debts; or if any assignment shall be made of Tenant's property for its benefit of the creditors, (all of the foregoing being events of default), then and in any such event, Landlord, besides other rights or remedies it may have, shall have the immediate right to re-enter the Leased Premises and to remove all persons and property therefrom without notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

      If Tenant shall fail to pay rent or any other charges within ten (10) days after same becomes due and payable, such unpaid amounts shall bear interest from the due date at four percent (4.00%) above the prime interest rate of the CitiBank or its successor. In no event shall the interest rate payable by Tenant exceed eighteen percent (18%).

21. RULES AND REGULATIONS

      Landlord may establish at any time rules and regulations which Landlord may reasonably deem appropriate for, among other things, the orderly and efficient management and operation of the Building, the safety and convenience of all persons at any time properly within or about the Building, the protection and security of property, and for dealing with any emergencies. Tenant agrees always to comply with such rules and regulations notwithstanding any failure of other [ILLEGIBLE] or occupants of the Building to observe the same or Landlord's failure to enforce the [ILLEGIBLE] against any persons other than Tenant. Landlord agrees to enforce its rules and regulations with respect to other tenants.

22. SUBORDINATION

      This Lease shall, at the option of Landlord, be subject and subordinate to any mortgages against, present or future, to any bank, financial institution, or insurance company, [ILLEGIBLE] the Leased Premises.

      Such subordination shall not be effective against Tenant, unless Tenant is provided with a non-disturbance agreement executed by the party to which Tenant's interest shall be subordinated. Tenant's tenancy shall not be disturbed so long as Tenant is not in default under the Lease. Landlord shall, within reasonable time after the execution of this Lease, provide Tenant with such non-disturbance agreement from Landlord's mortgagee. Tenant agrees that it shall upon notice by Landlord, execute, acknowledge and deliver within ten (10) business days of such request therefor any and all instruments requested by Landlord which Landlord may reasonably require in order to effect the issuance of such subordination.

      Any future subordination, non-disturbance and attornment agreement shall be substantially similar to documents already in place or current CitiBank standard agreements.

23. NO ACCORD AND SATISFACTION

      No acceptance by Landlord of a sum smaller than the Base Rent, additional rent, or any amount due to Landlord shall be deemed accepted other than on account of the earliest installment of such amount as then may be due and payable by Tenant nor shall any such payment of a smaller amount than due be deemed an accord and satisfaction under the terms of the Lease.

24. APPLICABLE LAW AND CONSTRUCTION

      This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any provision of this Lease shall to any extent be invalid, remainder of this Lease shall not be affected thereby. There are no oral or other written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended by an instrument in writing executed by both Landlord and Tenant.

25. SEVERABILITY

      If any provision of this Lease shall be determined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease, and all other provisions shall remain in full force and effect. If any provision of this Lease is capable of two [ILLEGIBLE] constructions, one of which would render the provision void and the other of which would render the provision valid, the provision shall have the meaning which renders it valid.

26. ESTOPPEL CERTIFICATIONS

      Promptly at Landlord's reasonable request, Tenant shall furnish to Landlord (or as Landlord may direct) Tenant's written and duly signed certification that this Lease is in full force and effect without amendment (or with such changes as may then be effective, which shall be [ILLEGIBLE] in the certificate); any defense, offset, or counterclaim against rent-payment or other obligations hereunder which Tenant may have; the dates to which rent and other charges have been paid, and that neither Landlord nor Tenant is in default under this Lease (or specifying any default either party in detail in the certificate). Any prospective purchaser or mortgagee may rely on such certification.

      Promptly at Tenants reasonable request, Landlord shall furnish to Tenant (or as Tenant may direct) Landlord's written and duly signed certification that this Lease is in full force and [ILLEGIBLE] without amendment (or with such changes as may then be effective, which shall be stated in the certificate); any defense, offset, counterclaim or other obligations hereunder which [ILLEGIBLE] may have; the dates to which rent and other charges have been paid; and that neither Landlord nor Tenant is in default under this Lease (or specifying any default of either party in [ILLEGIBLE in the certificate). Any prospective purchaser or mortgagee may rely on such certifications.

27. WAIVER OF SUBROGATION

      The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or [ILLEGIBLE] coverage insurance policy covering the Leased Premises or the Building or personal property, or fixtures or equipment located thereon or herein, pursuant to which the insurance company providing such insurance waives subrogation or consent to a waiver of right of recovery, and having obtained such clauses or endorsements of waiver of subrogation or consent [ILLEGIBLE] waiver of right of recovery, each party hereby agrees that it shall not make any claim against [ILLEGIBLE] to recover from the other for any loss or damage to its property or the property of others resulting from fire or other perils covered by such fire and extended coverage insurance. Notwithstanding the foregoing provisions of this ss.27, the party obtaining and paying the premium such insurance shall not be required to obtain such endorsement or waiver if an additional premium cost is incurred therefor, unless the other party hereto, for whose benefit or endorsement or waiver is obtained, pays such additional premium cost.

      IN WITNESS WHEREOF, the parties hereby accept and agree to abide by the terms, conditions and covenants of this Lease Agreement under seal this 31 day of October, 2000.

                                 TENANT:

                                 TVCM, INC.

 10-31-00                        By:  /s/ Bruce A. Cerullo
-----------------                    ----------------------------------------
                                 Bruce A. Cerullo,
                                                   --------------------------
                                 Hereunto Duly Authorized


                                 LANDLORD:

10-31-00                         By: /s/ Steven J. Goldberg, Trustee
-----------------                    ----------------------------------------
                                 Steven J. Goldberg, Trustee, for the
                                 Goldberg Brothers Trust

10-31-00                         By: /s/ William H. Goldberg, Trustee
-----------------                    ----------------------------------------
                                 William H. Goldberg, Trustee, for the
                                 Goldberg Brothers Trust

10-31-00                         By: /s/ Richard B. Goldberg, Trustee
-----------------                    ----------------------------------------
                                 Richard B. Goldberg, Trustee, for the
                                 Goldberg Brothers Trust

10-31-00                         By: /s/ Robert L. Goldberg, Trustee
-----------------                    ----------------------------------------
                                 Robert L. Goldberg, Trustee, for the
                                 Goldberg Brothers Trust

                                       31